Exhibit 10.4

AMENDMENT

TO THE

SALLIE MAE 401(k) SAVINGS PLAN

This Amendment to the Sallie Mae 401(k) Savings Plan, as most recently restated effective as of January 1, 2018, is effective as of the date set forth below by SLM Corporation (the “Company”).
WITNESSETH:

WHEREAS, the Company maintains the Sallie Mae 401(k) Savings Plan, originally effective as of April 1, 1974 (the “Plan”);

WHEREAS, the Company reserves the right to amend the Plan, by action of its Board of Directors (the “Board”) or its designee, pursuant to Section 12.01 of the Plan;

WHEREAS, the Board has delegated certain powers and authority related to the Plan, including amendment authority for the Plan, to the SLM Retirement Committee (the “Committee”); and

WHEREAS, the Company has determined that the Plan shall be amended in the following particular, effective as of the date indicated below:

NOW, THEREFORE BE IT RESOLVED, that the Plan is amended in the following particular, effective as of the date provided below:

1.	Effective as of March 5, 2019, Section 5.03 of the Plan shall be amended to read as follows:

“5.03    SLM Stock Fund.     All investments in SLM Common Stock shall be maintained in the SLM Stock Fund. Each Employee described in Section 1.02(a) may allocate contributions, if any, to the SLM Stock Fund. Each individual described in Section 1.02(b) and each individual described in Section 1.02(c) shall be prohibited from increasing their holdings in the SLM Stock Fund and may elect to liquidate their holdings in the SLM Stock Fund and invest the proceeds in any other investment alternative offered under the Plan. Notwithstanding the foregoing, dividends declared on SLM Common Stock maintained in the SLM Stock Fund pursuant to the Plan shall be deemed to be reinvested in SLM Common stock maintained in the SLM Stock Fund in accordance with the Plan’s recordkeeping procedures.”

FURTHER RESOLVED, that the members of the Committee (and any employee of SLM Corporation authorized by the Committee) are hereby authorized and directed to take all such actions, execute all such documents, and undertake any other actions that are necessary or desirable, in their discretion, to effectuate the foregoing in connection with the implementation of the above described actions.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on March 1, 2019.

SLM CORPORATION

By:    /s/ Bonnie Rumbold_____________
Bonnie Rumbold
Senior Vice President, Human Resources